Exhibit 5.1

McCarter & English, LLP Four Gateway Center 100 Mulberry Street Newark, NJ 07102-4056 www.mccarter.com

June 25, 2021

Delcath Systems, Inc.

1633 Broadway, Suite 22C

New York, NY 10019

Re:	Delcath Systems, Inc. Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Delcath Systems, Inc., a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “Commission”) (as such registration statement may be amended from time to time, the “Registration Statement”) initially filed on or about the date hereof, including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”) under the Securities Act. The Registration Statement relates to the offer and sale by the Company pursuant to Rule 415 under the Securities Act from time to time, in one or more offerings of the Company’s (i) shares of common stock, $0.01 par value per share (the “Common Stock”), (ii) shares of preferred stock, $0.01 par value per share (the “Preferred Stock”), (iii) debt securities consisting of one or more series, as either senior or subordinated debt or senior or subordinated convertible debt (the “Debt Securities”), (iv) warrants (“Warrants”) to purchase shares of Common Stock or Preferred Stock which may be issued pursuant to one or more warrant agreements proposed to be entered into between the Company and the investors or warrant agents to be named therein, and (v) such indeterminate number of shares of Common Stock or Preferred Stock and amount of Debt Securities as may be issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of the offering (collectively, “Indeterminate Securities” and, together with the Common Stock, the Preferred Stock, the Debt Securities and the Warrants, the “Securities”). The offer and sale of Securities by the Company from time to time on a delayed or continuous basis pursuant to the Registration Statement may not exceed the aggregate amount of $100,000,000.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined and relied upon the following: (i) the Registration Statement, including the exhibits thereto, (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of the State of Delaware and as certified by the Secretary of the Company (the “Certificate of Incorporation”), (iii) the Amended and Restated Bylaws of the Company as currently in effect and as certified by the Secretary of the Company (the “Bylaws”), (iv) the Form of Indenture (as defined herein), (v) a copy of certain resolutions of the Board of Directors of the Company (the “Board”), adopted on May 6, 2021, relating to the registration of the Securities, as certified by the Secretary of the Company and (vi) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

June 25, 2021

We have been advised by the Company and for purposes of this opinion, we have assumed, that:

1. The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in an amendment to the Certificate of Incorporation to be approved by the Board and adopted, subject to the approval of the stockholders of the Company, if required, and will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

2. The Debt Securities will be issued pursuant to an indenture between the Company and a trustee to be named in such indenture, a form of which indenture has been filed as an exhibit to the Registration Statement (“Form of Indenture”); and

3. The particular terms of any Debt Securities will be set forth in a supplement to the prospectus forming a part of the Registration Statement.

In rendering the opinions set forth below, we have further assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time any Securities are offered and sold, as contemplated by the Registration Statement; (vi) a prospectus supplement will have been prepared and filed with the Commission in accordance with the rules and regulations of the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company will have reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities; (x) the certificates representing the Securities will be duly executed and delivered; and (xi) if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which stockholders of the Company may vote, such rights will be set forth in the Certificate of Incorporation or the Certificate of Incorporation grants to the Board the power to confer such voting or inspection rights and the Board will have conferred such rights.

Based upon such examination and subject to the further assumptions, qualifications and limitations contained herein, we are of the following opinion:

June 25, 2021

1. The Common Stock to be offered and sold by the Company will be validly issued, fully paid and nonassessable, assuming that (i) the Board or, to the extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”), the Certificate of Incorporation and the Bylaws, a duly authorized committee thereof will have specifically authorized the issuance of such Common Stock in exchange for consideration the Board or such committee determines as adequate (“Common Stock Authorizing Resolutions”) and (ii) the Company has received the consideration provided for in the applicable Common Stock Authorizing Resolutions.

2. The Preferred Stock to be offered and sold by the Company will be validly issued, fully paid and nonassessable, assuming that (i) the Board or, to the extent permitted by the DGCL, the Certificate of Incorporation and the Bylaws, a duly authorized committee thereof will have specifically authorized the issuance of such Preferred Stock in exchange for consideration the Board or such committee determines as adequate (“Preferred Stock Authorizing Resolutions”), (ii) the rights, preferences, privileges and restrictions of the Preferred Stock have been duly established in conformity with applicable law, (iii) an appropriate amendment to the Certificate of Incorporation has been approved by the Board or by the Board and the stockholders and has been filed with and accepted by the State of Delaware (iv) the terms of the offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Certificate of Incorporation and Bylaws, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) the Company has received the consideration provided for in the applicable Preferred Stock Authorizing Resolutions.

3. The Debt Securities to be offered and sold by the Company will constitute valid and legally binding obligations of the Company, assuming that (i) the Board or, to the extent permitted by the DGCL, the Certificate of Incorporation and the Bylaws, a duly authorized committee thereof will have specifically authorized the issuance of such Debt Securities in exchange for consideration the Board or such committee determines as adequate (“Debt Securities Authorizing Resolutions”), (ii) the applicable indenture conforms with applicable law and is enforceable in accordance with its terms, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable indenture, the Certificate of Incorporation and Debt Securities Authorizing Resolutions and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and offered, issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the applicable Debt Securities Authorizing Resolutions.

4. The Warrants to be offered and sold by the Company will be validly issued and will be valid and binding obligations of the Company, assuming that (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations of the Commission, (iii) if the Warrants are to be sold pursuant

June 25, 2021

to a firm commitment underwritten offering, the underwriting agreement with respect to the Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Warrants and other Securities into which the Warrants are exercisable, the consideration to be received therefor and related matters, (v) a warrant agreement relating to the Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable warrant agent, if any, and (vii) the Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable warrant agreement and duly issued and sold, and delivered upon payment of the agreed-upon consideration therefor in the form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto.

The foregoing opinions are (i) qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles, (ii) subject to the discretion of the court before which any proceeding may be brought, general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law, and (iii) subject to limitations on enforceability to the extent that acceleration of indebtedness under any Debt Securities may impair collectability of that portion, if any, of the principal amount thereof that might be determined to be unearned interest thereon. We express no opinion (i) regarding the effectiveness of (x) any waiver of stay, extension or usury laws or of unknown future rights, or (y) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws, or (ii) concerning the validity or enforceability of any provisions contained in indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including the rules and regulations of the Commission, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

June 25, 2021

Our opinion is limited to the DGCL and the laws of the State of New York. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

/s/ McCarter & English, LLP

McCarter & English, LLP